UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2022

FAZE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40083	84-2081659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. Cahuenga Blvd. Los Angeles, CA	90038
(Address of principal executive offices)	(Zip Code)

(818) 688-6373

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FAZE	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of common stock	FAZEW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Faze Holdings Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022 (the “Original Report”), solely to supplement Item 5.02 of the Original Report to include updated disclosure regarding the resignation of the Company’s Chief Strategy Officer. This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Strategy Officer

As previously reported on the Original Report on November 8, 2022, Kai Henry resigned from his role as the Chief Strategy Officer of the Company, effective immediately.

On November 21, 2022 and November 22, 2022, in connection with Mr. Henry’s resignation, the Company and Mr. Henry entered into a consulting agreement (the “Consulting Agreement”) and a separation agreement (the “Separation Agreement” and collectively, the “Agreements”), respectively. Pursuant to the Agreements, among other things, (i) each of Mr. Henry’s unvested stock options and restricted stock awards will vest and become exercisable on May 8, 2023, subject to Mr. Henry complying with the terms of the Consulting Agreement through such date, (ii) for the period commencing on November 21, 2022 and ending on May 21, 2023, Mr. Henry will provide consulting services to the Company at a monthly rate of $35,000, and (iii) Mr. Henry will be eligible to receive five percent of the net revenue received by the Company in respect of certain strategic future initiatives and eligible to receive two percent of the net revenue received by the Company on a current initiative. The vesting of Mr. Henry’s unvested stock options and restricted stock awards is also subject to the execution and nonrevocation of a release of claims in favor of the Company. The foregoing description is qualified in its entirety by the Separation Agreement and the Consulting Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this report on Form 8-K/A:

Exhibit No.	Description

10.1	Separation Agreement between FaZe Holdings Inc. and Kai Henry, dated November 22, 2022.

10.2	Consulting Agreement between FaZe Holdings Inc. and Kai Henry, dated November 21, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAZE HOLDINGS INC.

Date: November 28, 2022	By:	/s/ Lee Trink
	Name:	Lee Trink
	Title:	Chief Executive Officer